Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-283676

Prospectus Supplement to Prospectus dated December 9, 2024.

Up to $200,000,000

Common Stock

On December 9, 2024, we entered into an equity distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and, collectively, the “Managers”), providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $200,000,000 from time to time through the Managers, acting as our agents, or directly to the Managers, acting as principals.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange (the “NYSE”), sales made to or through market makers and sales made through other securities exchange or electronic communications networks, and (2) in such privately negotiated transactions, which may include block trades, as we and any Manager may agree.

We will pay the applicable Manager a commission equal to (except as provided below) up to 3.0% of the gross sales price per share of our common stock sold through such Manager, as our agent, under the Distribution Agreement. We may also agree with any agent to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for which we may agree to pay such agent a commission that may exceed 3.0% of the gross sales price per share of our common stock sold.

None of the Managers is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Distribution Agreement, shares of our common stock on terms agreed upon by us and such Manager from time to time. The shares of our common stock offered and sold through the Managers, as our agents, pursuant to the Distribution Agreement will be offered and sold through only one Manager on any given day.

Under the terms of the Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate terms agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to a Manager as principal, we may agree to pay the applicable Manager a commission or discount that may exceed 3.0% of the gross sales price per share of common stock sold to such Manager, as principal. The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all of the common stock subject to the Distribution Agreement and (2) the termination of the Distribution Agreement by either the Managers or us.

Our common stock is listed on the NYSE under the symbol “WOLF.” On December 6, 2024, the last reported sale price of our common stock on the NYSE was $9.45 per share.

An investment in our common stock involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission to read about important factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

J.P. Morgan	Wells Fargo Securities

December 9, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.” This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may find the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Wolfspeed,” “we,” “us,” “our” or similar references mean Wolfspeed, Inc. and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the Managers are not, making an offer to sell the shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Managers, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Our logo and other trademarks mentioned in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein are our property. Certain trademarks referred to in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein may be without the ® or TM symbol, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our right to these trademarks. Other brand names or trademarks appearing in this prospectus or any document incorporated by reference herein are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or the negative of such terms or similar words or expressions. These forward-looking statements may also use different phrases. These forward-looking statements include, but are not limited to, statements about:

•	our future financial results;

•

demand for products and applications using silicon carbide power devices and gallium nitride materials, including the adoption of our products by electric vehicle manufacturers and the overall adoption of electric vehicles, and our ability to win new designs for these applications;

•	the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits under the CHIPS Act;

•	product and price competition in key markets;

•	our ability to lower costs;

•	our ability to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand;

•

the impact of global economic and geopolitical conditions, including uncertainty related to trade policy and tariffs, the ongoing conflicts between Russia and Ukraine and in the Middle East, a slowdown of the economy in China, outbreaks of infectious diseases or similar public health events, the effect of inflation on product demand and costs, the collectability of receivables and other related matters, including consumers and businesses deferring purchases or payments or defaulting on payment;

•	the impact of specific customers or countries on demand for our products or the concentration of our business among a few customers;

•	product mix;

•	our plans to invest in our business, including the construction of our new facility in North Carolina;

•	our ability to ramp-up production of our new products, and enter into new business channels different from those in which we have historically operated;

•	our ability to meet targeted utilization rates at the Mohawk Valley Fab and our market growth;

•

our ability to manage an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality;

•

the impact of the RF Business Divestiture (as defined below) on our business, results of operations and financial condition, as well as the performance by us and MACOM Technology Solutions Holdings, Inc. of obligations under various agreements related to the RF Business Divestiture;

•	our ability to protect our intellectual property, as well as to protect our confidential information from theft or misuse, including through cyber-attacks or cyber intrusion;

•	our ability to complete development and commercialization of products under development;

•	our evaluation of strategic opportunities, including acquisitions, divestitures, spin-offs, joint ventures or investments in complementary businesses;

•	the rapid development of new technology and competing products that may impair demand or render our products obsolete;

•	the potential lack of customer acceptance for our products;

•	the impact of interest rate fluctuations on our business; and

•	assumptions relating to the foregoing.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, statements that address our strategy and operating performance and events or developments that we expect or anticipate will occur in the future, including, but not limited to, our statements in “Summary — The Offering” on page S-5 and “Use of Proceeds” on page S-10 regarding our intended use of the proceeds of this offering.

These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those described in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and in our subsequent filings under the Exchange Act as well as those referenced in “Risk Factors” below. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares of common stock we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Wolfspeed, Inc.

Wolfspeed, Inc. is an innovator of wide bandgap semiconductors, focused on silicon carbide materials and devices for power applications. Our product families include power devices and silicon carbide and gallium nitride materials. Our products are targeted for various applications such as electric vehicles, fast charging and renewable energy and storage.

Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products are also used in military communications, radar, satellite and telecommunication applications.

During and prior to fiscal 2024, we designed, manufactured and sold radio-frequency (“RF”) devices. We completed the sale of certain assets comprising our former RF product line (the “RF Business Divestiture”) in the second quarter of fiscal 2024. The RF Business Divestiture represented a strategic shift that had a major effect on our operations and financial results. As a result, we have classified the results and cash flows of the RF product line as discontinued operations in our consolidated statements of operations and consolidated statements of cash flows for all periods presented. Additionally, the related assets and liabilities associated with the transaction are classified as held for sale in the consolidated balance sheet as of June 25, 2023.

The majority of our products are manufactured at our production facilities located in North Carolina, New York and Arkansas. We also use contract manufacturers for certain products and aspects of product fabrication, assembly and packaging. We maintain captive lines at some of our contract manufacturers. We are constructing a new materials manufacturing facility in North Carolina. We operate research and development facilities in North Carolina, Arkansas and New York.

Corporate Information

Wolfspeed, Inc. is a North Carolina corporation established in 1987, and our headquarters are in Durham, North Carolina. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703. Our telephone number is (919) 407-5300. Our website address is www.wolfspeed.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following is a brief summary of the terms of this offering and our common stock. This summary is not a complete description of this offering or our common stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Wolfspeed, Inc., a North Carolina corporation.

Securities Offered	Shares of our common stock with an aggregate gross sales price of up to $200,000,000.

Common Stock to be Outstanding After this Offering	Up to 148,052,021 (as more fully described in the notes following this table), assuming sales of 21,164,021 shares of our common stock in this offering at an assumed offering price of $9.45 per share, which was the last reported sale price of our common stock on the NYSE on December 6, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time on the NYSE or other existing trading market for our common stock through the Managers. See the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement.

NYSE Symbol for our Common Stock	Our common stock is listed on the NYSE under the symbol “WOLF.”

Use of Proceeds	We intend to use the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers for general corporate purposes, including capital expenditures. See “Use of Proceeds” on page S-10.

Risk Factors	See “Risk Factors” on page S-7 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and any other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding after the offering is based on 126,888,485 shares of common stock outstanding as of September 29, 2024, and excludes:

•	6,607,993 shares of common stock underlying restricted stock units and performance stock units outstanding as of September 29, 2024;

•	43,932,947 shares of common stock issuable upon conversion of outstanding convertible notes as of September 29, 2024;

•	up to an aggregate of 2,099,579 shares of common stock available for future grant under our 2023 Long-Term Incentive Compensation Plan as of September 29, 2024;

•	up to an aggregate of 4,161,300 shares of common stock available for future grant under our 2020 Employee Stock Purchase Plan as of September 29, 2024; and

•	up to an aggregate of 37,684 shares of common stock available for future grant under our Non-Employee Director Stock Compensation and Deferral Program as of September 29, 2024.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes no vesting of the outstanding restricted stock units and performance stock units and no conversion of the outstanding convertible notes described above.

RISK FACTORS

Investing in the shares of common stock being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors described below, the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and the risk factors contained in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Common Stock and this Offering

We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our shareholders.

We will retain broad discretion over the use of proceeds from this public offering. Shareholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our shareholders. We intend to use the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers for general corporate purposes, including capital expenditures. Because of the number and variability of factors that determine our use of the proceeds, our actual uses of the proceeds may vary substantially from our currently planned uses.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

You may experience immediate and substantial dilution as a result of this offering.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 21,164,021 shares of our common stock are sold in this offering, based on an assumed sale price of $9.45 per share, the last reported sale price of our common stock on the NYSE on December 6, 2024, for aggregate gross proceeds of $200 million, and, after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $6.48 per share, representing the difference between the price you pay and our as adjusted net tangible book value per share as of September 29, 2024, after giving effect to this offering, and the assumed public offering price. The issuance of shares of common stock in connection with the vesting of restricted stock units or the issuance of shares of common stock pursuant to the conversion of outstanding convertible notes may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our stock price may be volatile.

Historically, our common stock has experienced substantial price volatility, particularly as a result of significant fluctuations in our revenue, earnings and margins over the past few years, and variations between our actual financial results and the published expectations of analysts. For example, the closing price per share of our common stock on NYSE ranged from a low of $6.44 to a high of $86.54 during the period from January 1, 2023 to December 6, 2024. If our future operating results or margins are below the expectations of stock market analysts or our investors, our stock price will likely decline. Speculation and opinions in the press or investment community about our strategic position, financial condition, results of operations or significant transactions can also cause changes in our stock price. In particular, speculation on our go-forward strategy and competition in some of the markets we address such as electric vehicles, may have a dramatic effect on our stock price.

Future sales of our common stock by us or by our directors or officers could adversely affect the market price of our common stock and our ability to raise funds in a new securities offering.

We may issue additional shares of common stock in subsequent public offerings or private placements. In addition, we may issue additional shares of common stock upon conversion of our convertible notes, to our directors, officers and employees under our long-term incentive compensation plan, our employee stock purchase plan and our non-employee director stock compensation and deferral program, including upon the exercise of, or in respect of, distributions on equity awards previously granted thereunder. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in future share issuances, which may dilute existing shareholders’ interests in us. In addition, if market participants buy shares in issuances by us in the future, it may reduce or eliminate any purchases of our common stock they might otherwise make in the open market, which in turn could have the effect of reducing the volume of shares of our common stock traded in the marketplace, which could reduce the market price and liquidity of our common stock and, in turn, our ability to raise funds in a new securities offering.

Certain sales of shares of our common stock by our current directors and officers who beneficially own our common stock are required to be publicly reported and are tracked by many market participants as a factor in making their own investment decisions. As a result, future sales by these individuals could negatively affect the market price of our common stock and, in turn, our ability to raise funds in a new securities offering.

Certain of our outstanding securities rank, and we may in the future offer debt or equity securities that may rank, senior to our common stock, which may adversely affect the market price of our common stock.

We have issued senior notes and convertible notes, which have rights, preferences and privileges more favorable than those of our common stock. If we decide to issue additional debt or preferred equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Managers at any time throughout the term of the Distribution Agreement. The number of shares that are sold by the Managers after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Managers. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We currently do not plan to pay any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. Therefore, any return to shareholders will likely be limited to the appreciation of their common stock.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers for general corporate purposes, including capital expenditures.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. However, the declaration, payment and amount of future dividends, if any, is subject to the discretion of our board of directors, which may review our dividend policy from time to time in light of the then existing relevant facts and circumstances. Our existing debt instruments contain certain dividend distribution restrictions. Applicable state laws may also limit the payment of dividends. We may also be subject to additional dividend restrictions under future financing facilities.

DILUTION

Our net tangible book value as of September 29, 2024 was approximately $246.0 million, or $1.94 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 29, 2024. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the assumed sale of our common stock in the aggregate amount of $200 million in this offering at an assumed offering price of $9.45, the last reported sale price of our common stock on the NYSE on December 6, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 29, 2024 would have been approximately $439.4 million, or $2.97 per share. This represents an immediate increase in net tangible book value of $1.03 per share to existing shareholders and immediate dilution in net tangible book value of $6.48 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$9.45
Net tangible book value per share as of September 29, 2024	$1.94
Increase in net tangible book value per share attributable to new investors in this offering	$1.03
As adjusted net tangible book value per share as of September 29, 2024 after this offering		$2.97

Dilution per share to new investors purchasing shares in this offering		$6.48

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.45 per share shown in the table above, assuming all of our common stock in the aggregate amount of $200 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $3.01 per share and would increase the dilution in net tangible book value per share to new investors to $7.44 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.45 per share shown in the table above, assuming all of our common stock in the aggregate amount of $200 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $2.92 per share and would decrease the dilution in net tangible book value per share to new investors to $5.53 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding restricted stock units vest, or outstanding convertible notes are converted, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The above discussion and table are based on 126,888,485 shares of our common stock outstanding as of September 29, 2024, and excludes:

•	6,607,993 shares of common stock underlying restricted stock units and performance stock units outstanding as of September 29, 2024;

•	43,932,947 shares of common stock issuable upon conversion of outstanding convertible notes as of September 29, 2024;

•	up to an aggregate of 2,099,579 shares of common stock available for future grant under our 2023 Long-Term Incentive Compensation Plan as of September 29, 2024; and

•	up to an aggregate of 4,161,300 shares of common stock available for future grant under our 2020 Employee Stock Purchase Plan as of September 29, 2024; and

•	up to an aggregate of 37,684 shares of common stock available for future grant under our Non-Employee Director Stock Compensation and Deferral Program as of September 29, 2024.

PLAN OF DISTRIBUTION

On December 9, 2024, we entered into the Distribution Agreement with the Managers providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $200,000,000 from time to time through the Managers, acting as our agents, or directly to the Managers, acting as principals.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the NYSE, sales made to or through market makers and sales made through other securities exchange or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as we and any Manager may agree.

None of the Managers is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Distribution Agreement, shares of our common stock on terms agreed upon by us and such Manager from time to time. The shares of our common stock offered and sold through the Managers, as our agents, pursuant to the Distribution Agreement will be offered and sold through only one Manager on any given day.

In no event will the aggregate gross sales price of shares of our common stock sold by us to or through the Managers, acting as our agents or as principals, exceed $200,000,000.

We have agreed that we will indemnify the Managers against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Managers may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the Distribution Agreement, other than discounts and commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $500,000. The remaining sales proceeds from the sale of any shares of our common stock, after deducing any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our common stock offered by this prospectus supplement and the accompanying prospectus.

The offering of shares of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate gross sales price of $200,000,000 pursuant to the Distribution Agreement (including shares sold prior to the date of this prospectus supplement) and (2) the termination of the Distribution Agreement by us or by the parties thereto by mutual agreement. Any Manager may also terminate the Distribution Agreement but only with respect to itself.

Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If a Manager has, or if we have, reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, such party will promptly notify the other parties to the Distribution Agreement and sales of our common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Managers.

Upon its acceptance of instructions from us, each Manager has agreed to use its commercially reasonable efforts to sell shares of our common stock, as our agent, on the terms and subject to the conditions set forth in the Distribution Agreement. We will instruct each Manager as to the amount of common stock to be sold by it as our agent. We may instruct a Manager not to sell our common stock as our agent if the sales cannot be effected at or above a price designated by us. We or any Manager may at any time immediately suspend the offering of shares of our common stock through such Manager, as our agent, upon notice to the other party.

The applicable Manager will provide written confirmation prior to the opening of trading on the NYSE on the immediately following day on which shares of our common stock are sold through such Manager, as our agent, under the Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross sales price per share, the aggregate gross sales price of the shares of our common stock sold, the net proceeds and the compensation payable by us to such Manager in connection with such sales of our common stock.

We will pay the applicable Manager a commission at a rate equal to (except as provided below) up to 3.0% of the gross sales price per share of our common stock sold through such Manager, as our agent, under the Distribution Agreement. We may also agree with any Manager, acting as our agent, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay such Manager a commission that may exceed 3.0% of the gross sales price per share of our common stock sold.

Under the terms of the Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers, as principal(s), at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal(s), we will enter into a separate terms agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to a Manager as principal, we may agree to pay the applicable Manager a commission or discount that may exceed 3.0% of the gross sales price per share of common stock sold to such Manager, as principal. None of the Managers has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.

The Managers and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Managers and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Managers and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Managers and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Other than in the United States, no action has been taken by us or the Managers that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS

TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

(a)	an individual who is a citizen or resident of the United States;

(b)	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

(c)	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

(d)

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we currently do not plan to pay any cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

(a)

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

(b)	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

(c)	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP. Davis Polk & Wardwell LLP is acting as counsel to the Managers in connection with certain legal matters relating to the shares of common stock being offered hereby. Certain matters of North Carolina law, including the validity of our common stock, will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our public filings are also available to the public on our website at www.wolfspeed.com. The information contained on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any other report or filing filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on August 22, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2024, as supplemented by the Proxy Supplement on Schedule 14A, filed with the SEC on November 20, 2024.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2024 filed with the SEC on November 7, 2024.

•

Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on October  15, 2024, October  16, 2024, October  16, 2024, October  22, 2024, November  6, 2024 (solely with respect to Item 2.05), November  18, 2024, November  21, 2024 and December 6, 2024.

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on September 30, 2021, as updated by the description of our registered securities contained in Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended September 24, 2023, filed with the SEC on November 2, 2023, and any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Wolfspeed, Inc.

Attention: Investor Relations

4600 Silicon Drive

Durham, North Carolina 27703

(919) 407-7895

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or accompanying prospectus.

PROSPECTUS

Wolfspeed, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “WOLF.” On December 6, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $9.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Wolfspeed,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Wolfspeed, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our logo and other registered or common law trademarks, tradenames, or service marks appearing or incorporated by reference in this prospectus or any prospectus supplement or applicable free writing prospectus are our property. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus or any document incorporated by reference herein may be without the ®, TM, and SM symbols, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus, any applicable prospectus supplement or applicable free writing prospectus, and the documents incorporated therein by reference may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any applicable prospectus supplement and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins, and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect,” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic, and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. Given these risks, uncertainties, and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.wolfspeed.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on August 22, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2024, as supplemented by the Proxy Supplement on Schedule 14A, filed with the SEC on November 20, 2024.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2024 filed with the SEC on November 7, 2024.

•

Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on October  15, 2024, October  16, 2024, October  16, 2024, October  22, 2024, November  6, 2024 (solely with respect to Item 2.05), November  18, 2024, November  21, 2024, and December 6, 2024.

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on September 30, 2021, as updated by the description of our registered securities contained in Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended September 24, 2023, filed with the SEC on November 2, 2023, and any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Wolfspeed, Inc.

Attention: Investor Relations

4600 Silicon Drive

Durham, North Carolina 27703

(919) 407-7895

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Wolfspeed, Inc. is an innovator of wide bandgap semiconductors, focused on silicon carbide materials and devices for power applications. Our product families include power devices and silicon carbide and gallium nitride materials. Our products are targeted for various applications such as electric vehicles, fast charging and renewable energy and storage.

Our materials products and power devices are used in electric vehicles, motor drives, power supplies, solar and transportation applications. Our materials products are also used in military communications, radar, satellite and telecommunication applications.

During and prior to fiscal 2024, we designed, manufactured and sold radio-frequency (“RF”) devices. We completed the sale of certain assets comprising our former RF product line (the “RF Business Divestiture”) in the second quarter of fiscal 2024. The RF Business Divestiture represented a strategic shift that had a major effect on our operations and financial results. As a result, we have classified the results and cash flows of the RF product line as discontinued operations in our consolidated statements of operations and consolidated statements of cash flows for all periods presented. Additionally, the related assets and liabilities associated with the transaction are classified as held for sale in the consolidated balance sheet as of June 25, 2023.

The majority of our products are manufactured at our production facilities located in North Carolina, New York and Arkansas. We also use contract manufacturers for certain products and aspects of product fabrication, assembly and packaging. We maintain captive lines at some of our contract manufacturers. We are constructing a new materials manufacturing facility in North Carolina. We operate research and development facilities in North Carolina, Arkansas and New York.

Wolfspeed, Inc. is a North Carolina corporation established in 1987, and our headquarters are in Durham, North Carolina. Our principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703. Our telephone number is (919) 407-5300. Our website address is www.wolfspeed.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

Recent Developments

On November 15, 2024, Wolfspeed, Inc. and certain current and former executive officers were named as defendants in a securities class action lawsuit captioned Gary Zagami v. Wolfspeed, Inc., et al., Case No. 6:24-cv-01395, which was filed in the United States District Court for the Northern District of New York. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. The complaint seeks unspecified compensatory damages and other relief. It is possible that additional lawsuits will be filed, or allegations made, by shareholders regarding these same or other matters and also naming as defendants the Company and its officers and directors. We deny the allegations of wrongdoing and intend to vigorously defend against the claims in the above-referenced action.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Information” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of our capital stock. This description is only a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation (the “Articles of Incorporation”) and our amended and restated bylaws (the “Bylaws”) and applicable provisions of the North Carolina Business Corporation Act (the “NCBCA”). Our Articles of Incorporation and our Bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”

Authorized Capital Stock

Our Articles of Incorporation authorize us to issue 400,000,000 shares of common stock, par value $0.00125 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Subject to the rights specifically granted to holders of any outstanding shares of our preferred stock, our common shareholders are entitled to one vote for each share held and are entitled to vote together as a class on all matters submitted to a vote of our shareholders. When a quorum is present and except as otherwise provided by law, our Articles of Incorporation or our Bylaws, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast against the action. An election of directors by our shareholders is determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Shareholders are entitled to any dividends that may be declared by our board of directors. Our common shareholders do not have cumulative voting rights. Upon our dissolution, liquidation, or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and preferential liquidation rights of our preferred stock then outstanding. Our common shareholders have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other shares of our capital stock. The rights, preferences, and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Pursuant to the provisions of our Articles of Incorporation, our board of directors has the authority, without further action by our shareholders, to issue up to 3,000,000 shares of preferred stock in one or more series and to determine the preferences, limitations, and relative rights of the preferred stock before issuance of any shares of that class and of any series of preferred stock before issuance of shares of that series. These preferences, limitations, and relative rights could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control of our company or other corporation action.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is traded on the New York Stock Exchange and is quoted under the symbol “WOLF.”

Certain Provisions of our Articles of Incorporation and Bylaws; Director Indemnification; Exclusive Forum

Authorized but Unissued Stock. Our Articles of Incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of our company. This possibility may encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

Our authorized but unissued shares of preferred stock could also have other anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying, or preventing a change in control or management of our company. For example, our board of directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer, or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for our company even if such bid represents a premium over our then-existing trading price.

Advance Notice of Proposals and Nominations. Our Bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Our Bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings. A special meeting of the shareholders may only be called by our board of directors or by the chair of our board of directors. Our Bylaws do not grant shareholders the authority to request a special meeting.

Indemnification of Directors, Officers, and Employees. Our Bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether or not brought by or on behalf of Wolfspeed, seeking to hold such person liable by reason of the fact that such person is or was acting in such capacity as a director or officer of Wolfspeed, or at the request of Wolfspeed is or was serving as a director or officer for any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust employee benefit or other enterprise, or as a trustee or administrator under any employee benefit plan of Wolfspeed or a wholly-owned subsidiary of Wolfspeed, against (i) reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by such person in connection with any such action, suit, or proceeding; (ii) all reasonable payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in such action, suit, or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided in our

Bylaws. Pursuant to our Bylaws, this indemnification may, at our board of directors’ discretion, also include advancement of expenses related to such action, suit, or proceeding.

We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreement requires Wolfspeed to indemnify the indemnitee to the fullest extent permitted by the laws of the State of North Carolina currently in effect or as such laws may be amended to increase the scope of permitted indemnification. The indemnification agreement further requires Wolfspeed to advance expenses incurred in connection with an action, demand, suit, or proceeding and includes an undertaking by the indemnitee to reimburse Wolfspeed for any amounts advanced if it is ultimately determined that indemnification is not proper. The rights provided in the indemnification agreement are in addition to rights provided in our Bylaws and the NCBCA.

Exclusive Forum. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for all litigation relating to our internal affairs, including without limitation (i) any derivative action or proceeding brought on behalf of Wolfspeed, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Wolfspeed to Wolfspeed or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the NCBCA, our Articles of Incorporation, or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the state courts of North Carolina or, if such courts lack jurisdiction, a federal court located within the State of North Carolina, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any such action filed in a North Carolina state court shall be designated by the party filing the action as a mandatory complex business case. In any such action where the NCBCA specifies the division or county wherein the action must be brought, the action shall be brought in such division or county. Our Bylaws also provide that, notwithstanding the foregoing, (x) the provisions described above will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction, and (y) unless we consent in writing to the selection of an alternative forum, the federal district courts shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action against Wolfspeed or any director, officer, employee, or agent of Wolfspeed and arising under the Securities Act.

Certain Anti-Takeover Effects of North Carolina Law

The North Carolina Shareholder Protection Act (the “Act”), generally requires the affirmative vote of 95% of a corporation’s voting shares to approve a “business combination” with any entity that is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation (or has ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other corporation or any unincorporated entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allow a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to Wolfspeed since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Wolfspeed,” “we,” “our” or “us” refer to Wolfspeed, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Wolfspeed) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Wolfspeed and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Wolfspeed;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery, and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer, or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear, and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream, and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream, and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream, and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream, and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	through sales “at the market” to or through a market maker or into an existing trading market for the common stock; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP and Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Wolfspeed, Inc. Additional legal matters may be passed upon for us, or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to

$200,000,000

Common Stock

J.P. Morgan

Wells Fargo Securities

December 9, 2024